EXHIBIT 16
                        Calculations of Performance Data
         Average Annual Total Return for the period ended June 30, 1997 P(1+T)^n =ERV


One Year:
           Mid Cap          Large Cap          Int'l                            Small Cap         Developing Mkts
           Growth           Growth             Growth          Balanced         Growth            Growth
           Fund             Fund               Fund            Fund             Fund              Fund
P =        1,000            1,000              1,000           1,000            1,000             1,000
n =        1.00000          1.00000            1.00000         1.00000          1.00000           1.00000
ERV =      1,172.265        1,323.606          1,170.384       1,224.212        1,023.711         1,190.867
T =        17.226474%       32.360552%         17.038379%      22.421239%       2.371105%         19.086746%

Five Years:
           Mid Cap          Large Cap          Int'l                            Small Cap         Developing Mkts
           Growth           Growth             Growth          Balanced         Growth            Growth
           Fund             Fund               Fund            Fund             Fund              Fund
P =        1,000            1,000              1,000           n/a              n/a               n/a
n =        5.00000          5.00000            5.00000         n/a              n/a               n/a
ERV =      2,175.259        2,266.285          1958.329907     n/a              n/a               n/a
T =        16.815968%       17.777655%         14.387132%      n/a              n/a               n/a
                                                            (not in operation  (not in operation (not in operation
                                                             during period)     during period)    during period)

Ten Years:
           Mid Cap          Large Cap          Int'l                            Small Cap         Developing Mkts
           Growth           Growth             Growth          Balanced         Growth            Growth
           Fund             Fund               Fund            Fund             Fund              Fund
P =        1,000            1,000              n/a             n/a              n/a               n/a
n =        10.00000         10.00000           n/a             n/a              n/a               n/a
ERV =      3,575.912        3,401.658          n/a             n/a              n/a               n/a
T =        13.589628%       13.023582%         n/a             n/a              n/a               n/a
                                        (not in operation   (not in operation (not in operation   (not in operation
                                         during period)      during period)    during period)      during period)

Since Inception:
           Mid Cap          Large Cap          Int'l                            Small Cap         Developing Mkts
           Growth           Growth             Growth          Balanced         Growth            Growth
           Fund             Fund               Fund            Fund             Fund              Fund
P =        1,000            1,000              1,000           1,000            1,000             1,000
n =        14.83562         14.83562           5.66575         3.49863          3.00000           3.00000
ERV =      13,313.730          9,078.487       2,095.413       1,632.415        2,000.617         1.312.093
T =        19.064915%       16.031317%         13.947241%      15.035676%       26.005060%        9.476660%
Incept.
Date:      9/2/82              9/2/82          11/1/91         12/31/93         7/1/94           7/1/94
